News Release
Exhibit 99.1

SM ENERGY REPORTS SECOND QUARTER 2022 RESULTS;
LEVERAGE RATIO TARGET ACHIEVED

DENVER, CO August 3, 2022 - SM Energy Company (the “Company”) (NYSE: SM) today announced operating and financial results for the second quarter 2022 and provided certain third quarter and full year 2022 guidance.
Highlights include:
•Leverage ratio target met, net debt target fast approaching. The Company remains ahead of schedule to meet its key strategic leverage targets of 1.0 times net-debt-to-adjusted EBITDAX(1) and $1.0 billion principal amount of debt net of cash, an inflection point the Company expects to meet in the fourth quarter 2022.
•Well performance remains robust. Production in the second quarter 2022 was 13.3 MMBoe (146.6 MBoe/d) and was 46% oil. Production met the top end of guidance, supported by base well performance in both the Midland Basin and South Texas that met the high end of expectations. As a result of strong well performance, the Company is increasing production guidance for 2022 to 54-55 MMBoe, or 148-151 MBoe/d, up 4% at the mid-point.
•Bottom line profitability. Net income in the second quarter 2022 was $323.5 million, or $2.60 per diluted common share, and Adjusted net income(1) was $2.19 per diluted common share.
•Cash flow generation at record high. For the second quarter 2022, net cash provided by operating activities of $542.6 million before net change in working capital of $(28.2) million totaled $514.4 million.(1) Second quarter 2022 Adjusted EBITDAX(1) was $559.7 million, a one-quarter record high for the Company, and free cash flow(1) was $276.6 million. For the first half of 2022, net cash provided by operating activities of $884.7 million before net change in working capital of $109.7 million totaled $994.4 million, and free cash flow(1) was $590.9 million.
•Senior secured revolving credit facility increased and extended. The initial borrowing base is increased to $2.5 billion and lender commitments increased to $1.25 billion. The term is five years, subject to certain early maturity events, as discussed in the Company's second quarter 2022 Form 10-Q.
•Bolstering methane detection with new technology. Following a successful pilot program, in the third quarter 2022 the Company plans to initiate a methane detection program using aerial-based LiDAR technology with baseline flyovers covering 100% of the Company's operated production facilities. The technology is expected to provide the ability to pinpoint the emissions sources, which enables improved response times.
President and Chief Executive Officer Herb Vogel comments: “We enjoyed a successful first half of 2022 by executing on our core strategic objectives. Our leverage ratio(1) is now at 0.7 times and we have reduced the principal amounts of outstanding debt by $551.4 million, funded with $590.9 million in free cash flow(1) generated in the first half of 2022. We expect to reduce net debt(1) to around $1.0 billion in the coming months, and we look forward to the next phase of shareholder value creation.
"Operational results continue to meet or exceed the high end of expectations, supported by strong well performance in both the Midland Basin and South Texas. Higher than expected production and continued strength in commodity prices are significantly boosting cash flows, resulting in a lower than expected reinvestment rate(1) for the year of approximately 45%, despite the effects of inflation.”

SECOND QUARTER 2022 RESULTS

PRODUCTION BY OPERATING AREA

	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	4,908 / 53.9	1,231 / 13.5	6,140 / 67.5
Natural Gas (MMcf / MMcf/d)	15,973 / 175.5	15,544 / 170.8	31,517 / 346.3
NGLs (MBbl / MBbl/d)	4 / -	1,945 / 21.4	1,949 / 21.4
Total (MBoe / MBoe/d)	7,575 / 83.2	5,767 / 63.4	13,342 / 146.6
Note: Totals may not calculate due to rounding.
•Production volumes are approximately 57% from the Midland Basin and 43% from South Texas and were approximately 46% oil, 39% natural gas, and 15% NGLs.
•Second quarter production volumes of 13.3 MMBoe (146.6 MBoe/d) were up 7% compared with the same period in 2021 and down 3% sequentially. Second quarter 2022 volumes reflect strong base production performance as a result of the larger stimulation design employed in certain Midland Basin wells as well as from South Texas. Sequentially, production decreased from both South Texas and the Midland Basin, in accordance with expectations that reflect the planned timing of completions over the past year in each region.

REALIZED PRICES BY OPERATING AREA

	Midland Basin	South Texas	Total (Pre/Post-hedge)(1)
Oil ($/Bbl)	$108.99	$107.28	$108.64 / $79.45
Natural Gas ($/Mcf)	$8.61	$6.68	$7.66 / $5.96
NGLs ($/Bbl)	nm	$42.11	$42.08 / $37.96
Per Boe	$88.80	$55.10	$74.23 / $56.20
Note: Totals may not calculate due to rounding.
In the second quarter, the average realized price before the effect of hedges was $74.23 per Boe and the average realized price after the effect of hedges (post-hedge) was $56.20 per Boe.(1)
•Benchmark pricing for the quarter included NYMEX WTI at $108.41/Bbl, NYMEX Henry Hub natural gas at $7.17/MMBtu and Hart Composite NGLs at $50.05/Bbl.
•The effect of commodity derivative settlements for the second quarter was a loss of $18.03 per Boe, or $240.6 million.
For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying slide deck.

NET INCOME (LOSS), NET INCOME (LOSS) PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
Second quarter 2022 net income was $323.5 million, or $2.60 per diluted common share, compared with a net loss of $223.0 million, or $1.88 per diluted common share, for the same period in 2021. The current year period included a 76% increase in total oil, gas, and NGL production revenue and other income due to a 7% increase in production and a 64% increase in the average commodity price per Boe compared with the same period in 2021. This increase is partially offset by a derivative settlement loss of $240.6 million in the current year period versus a derivative settlement loss of $158.8 million in the prior year period and a recorded $67.2 million loss on extinguishment of debt related to the early redemption in June 2022 of the 10% Senior Secured Notes due 2025. The current year period also benefited from a 30% decline in DD&A per Boe. For the first six months of 2022, net income was $372.2 million, or $3.00 per diluted common share, compared with a net loss of $474.3 million, or $4.07 per diluted common share, in the same period in 2021.
Second quarter 2022 net cash provided by operating activities of $542.6 million before net change in working capital of $(28.2) million totaled $514.4 million,(1) which was up $300.5 million, or 140%, from the same period in 2021 with net cash provided by operating activities of $296.4 million before net change in working capital of $(82.5) million totaling $213.9 million.(1) For the first six months of 2022, net cash provided by operating activities of $884.7 million before net change in working capital of $109.7 million totaled $994.4 million, which was up $623.5 million from the same period in 2021. The increase in net cash provided by operating activities before net change in working capital for both the second quarter and first six months of 2022 compared with the same periods in 2021 was primarily due to the increases in both production volumes and realized prices after the effect of hedges.
ADJUSTED EBITDAX,(1) ADJUSTED NET INCOME (LOSS),(1) AND NET DEBT-TO-ADJUSTED EBITDAX(1)
Second quarter 2022 Adjusted EBITDAX(1) was $559.7 million, up $302.8 million, or 118%, from $256.9 million for the same period in 2021. For the first six months of 2022 Adjusted EBITDAX(1) was $1.1 billion compared with $471.9 million in the same period in 2021. The increase in Adjusted EBITDAX(1) was due to the increases in both production volumes and realized prices after the effect of hedges.
Second quarter 2022 Adjusted net income(1) was $272.8 million, or $2.19 per diluted common share, which compares with Adjusted net income(1) of $1.0 million, or $0.01 per diluted common share, for the same period in 2021. For the first six months of 2022, Adjusted net income was $518.8 million, or $4.17 per diluted common share, compared with an Adjusted net loss of $4.7 million, or $0.04 per diluted common share, for the same period in 2021.
At June 30, 2022, Net debt-to-Adjusted EBITDAX(1) was 0.72 times.
FINANCIAL POSITION, LIQUIDITY AND CAPITAL EXPENDITURES
On June 30, 2022, the outstanding principal amount of the Company’s long-term debt was $1.59 billion with zero drawn on the Company’s senior secured revolving credit facility, and cash and cash equivalents of $267.1 million. Net debt(1) was $1.32 billion.
On August 2, 2022, the Company and its lenders entered into a Seventh Amended and Restated Credit Agreement ("New Credit Agreement"). The New Credit Agreement provides for a senior secured revolving credit facility with an increased initial borrowing base of $2.5 billion and initial aggregate lender commitments totaling $1.25 billion. The maturity date is August 2, 2027 (absent certain early maturity events, as described in the Company's second quarter 2022 Form 10-Q and the credit agreement filed as Exhibit 10.1), and customary covenants include, but are not limited to, a maximum total funded debt to 12-month trailing adjusted EBITDAX ratio of 3.50 to 1.00 and a minimum adjusted current ratio of 1.00 to 1.00. See the Company's second quarter 2022 Form 10-Q for additional detail.
Second quarter 2022 capital expenditures of $215.6 million adjusted for increased capital accruals of $22.2 million were $237.8 million.(1) During the second quarter 2022, the Company drilled 23 net wells, of which 10 were in South Texas and 13 were in the Midland Basin, and added 9 net flowing completions, of which 2 were in South Texas and 7 were in the Midland Basin. The Company projected 20 flowing completions in the second quarter and, while all wells were fracture stimulated, drill out operations on certain wells took longer than anticipated, pushing 11 flowing completions into early July.
COMMODITY DERIVATIVES
As entered into as of July 27, 2022, commodity derivative positions for the second half of 2022 include:
•Oil - Approximately 48% of expected oil production is hedged to WTI at an average price of $55.29/Bbl (weighted-average of collar ceilings and swaps).
•Oil, Midland Basin differential - Approximately 4,900 MBbls are hedged to the local price point at a positive $1.15/Bbl basis.
•Natural gas - Approximately 45% of expected natural gas production is hedged. 13,916 BBtu is hedged to HSC at an average price of $2.42/MMBtu, and 6,152 BBtu is hedged to WAHA at an average price of $2.21/MMBtu.
•NGL hedges are by individual product and include propane swaps and collars.
The Company expects to hedge less than 30% of 2023 production.
A detailed schedule of these and other derivative positions are provided in the 2Q22 accompanying slide deck.
2022 OPERATING PLAN AND GUIDANCE
The Company is unable to provide a reconciliation of forward-looking non-GAAP capital expenditures because components of the calculation are inherently unpredictable, such as changes to, and timing of, capital accruals. The inability to project certain components of the calculation would significantly affect the accuracy of a reconciliation.
GUIDANCE FULL YEAR 2022:
•Capital expenditures (net of the change in capital accruals): $870-900 million. The increase incorporates higher than expected inflation and the decision to retain current rig and pressure pumping crews through the end of the year to better ensure continuous and efficient operations in a supply-constrained environment. The Company expects to drill 98 net wells and complete 81 net wells in 2022, or with 52 net wells drilled and 54 net wells completed in the second half of the year, an increase of 6 and 3, respectively, from the February guidance.
•Production: 54-55 MMBoe or 148-151 MBoe/d. This represents a 4% increase at the mid-point and is a result of well performance exceeding original expectations in both the Midland Basin and South Texas. Full year production is expected to be 46%-47% oil.

•Production costs:
◦LOE: $4.75-$4.90/Boe. The increase reflects increasing costs for labor, fuel and power in the second half of the year.
◦Transportation: Unchanged at ~$3.00/Boe. This reflects higher South Texas volumes and the increased cost of fuel gas in the second half of the year.
◦Production and ad valorem taxes $3.75-$3.90/Boe, increased due to higher commodity prices.
•DD&A: ~$11.50/Boe
•Exploration expense: ~$50 million
•G&A: Unchanged at ~$110 million
GUIDANCE THIRD QUARTER 2022:
•Capital expenditures (net of the change in capital accruals): $250-270 million. In the third quarter 2022, the Company expects to drill 24 net wells, of which 11 are planned for South Texas and 13 are planned for the Midland Basin, and turn-in-line 35 net wells, of which 21 are planned for South Texas and 14 are planned for the Midland Basin.
•Production: 13.2-13.6 MMBoe, or 143-148 MBoe/d, at approximately 46% oil.
UPCOMING EVENTS
EARNINGS Q&A WEBCAST AND CONFERENCE CALL
August 4, 2022 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the second quarter 2022 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone. To join the live conference call, please register at the link below for dial-in information.
•Live Conference Call Registration: https://conferencingportals.com/event/pAjDSntN
•Replay (conference ID 11299) - Domestic toll free/International: 800-770-2030/647-362-9199
The call replay will be available approximately one hour after the call and until August 18, 2022.
CONFERENCE PARTICIPATION
•August 8, 2022 – EnerCom Denver – The Energy Conference – President and Chief Executive Officer Herb Vogel will present at 2:20 pm Mountain time/4:20 pm Eastern time. The event will be webcast, accessible from the Company’s website, and available for replay for a limited period. The Company will post an investor presentation to its website the morning of the event.
•September 8, 2022 – Inaugural Wells Fargo Leveraged Finance Conference – Chief Financial Officer Wade Pursell will present at 2:30 pm Central time/3:30 pm Eastern time. The event will be webcast, accessible from the Company's website, and available for replay for a limited period. The Company will post an investor presentation to its website the morning of the event.

DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “estimate,” "expect," "goal," "generate," “plan,” "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, projections for the full year and third quarter 2022, including guidance for capital expenditures, production, production costs, DD&A, exploration expense, G&A, reinvestment rate, the percent of future production to be hedged, and the number of wells the Company plans to drill and complete in 2022. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the second quarter 2022 Form 10-Q and the 2021 Form 10-K. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
FOOTNOTE 1
Indicates a non-GAAP measure. Please refer below to the section "Definitions of non-GAAP Measures as Calculated by the Company" in Financials Highlights for additional information.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2022

Condensed Consolidated Balance Sheets
(in thousands, except share data)	June 30,	December 31,
ASSETS	2022	2021
Current assets:
Cash and cash equivalents	$267,089	$332,716
Accounts receivable	333,944	247,201
Derivative assets	18,308	24,095
Prepaid expenses and other	13,792	9,175
Total current assets	633,133	613,187
Property and equipment (successful efforts method):
Proved oil and gas properties	9,694,929	9,397,407
Accumulated depletion, depreciation, and amortization	(5,944,409)	(5,634,961)
Unproved oil and gas properties	577,854	629,098
Wells in progress	290,407	148,394
Other property and equipment, net of accumulated depreciation of $62,203 and $62,359, respectively	33,199	36,060
Total property and equipment, net	4,651,980	4,575,998
Noncurrent assets:
Derivative assets	8,236	239
Other noncurrent assets	45,775	44,553
Total noncurrent assets	54,011	44,792
Total assets	$5,339,124	$5,233,977
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$583,236	$563,306
Derivative liabilities	425,041	319,506
Other current liabilities	5,476	6,515
Total current liabilities	1,013,753	889,327
Noncurrent liabilities:
Revolving credit facility	—	—
Senior Notes, net	1,570,648	2,081,164
Asset retirement obligations	100,296	97,324
Deferred income taxes	102,371	9,769
Derivative liabilities	36,347	25,696
Other noncurrent liabilities	70,809	67,566
Total noncurrent liabilities	1,880,471	2,281,519
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 121,959,282 and 121,862,248 shares, respectively	1,220	1,219
Additional paid-in capital	1,850,601	1,840,228
Retained earnings	605,564	234,533
Accumulated other comprehensive loss	(12,485)	(12,849)
Total stockholders’ equity	2,444,900	2,063,131
Total liabilities and stockholders’ equity	$5,339,124	$5,233,977

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2022

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues and other income:
Oil, gas, and NGL production revenue	$990,377	$562,569	$1,849,098	$985,734
Other operating income	1,725	1,280	2,780	21,961
Total operating revenues and other income	992,102	563,849	1,851,878	1,007,695
Operating expenses:
Oil, gas, and NGL production expense	165,593	125,456	310,284	226,386
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	154,823	204,714	314,304	371,674
Exploration (1)	20,868	8,714	29,914	18,037
Impairment	4,389	8,750	5,389	17,500
General and administrative (1)	28,291	24,639	53,287	49,353
Net derivative loss (2)	104,236	370,348	522,757	715,037
Other operating expense, net	1,096	1,852	1,401	1,253
Total operating expenses	479,296	744,473	1,237,336	1,399,240
Income (loss) from operations	512,806	(180,624)	614,542	(391,545)
Interest expense	(35,496)	(39,536)	(74,883)	(79,407)
Loss on extinguishment of debt	(67,226)	(2,144)	(67,605)	(2,144)
Other non-operating income (expense), net	112	(853)	(233)	(1,224)
Income (loss) before income taxes	410,196	(223,157)	471,821	(474,320)
Income tax (expense) benefit	(86,711)	162	(99,572)	56
Net income (loss)	$323,485	$(222,995)	$372,249	$(474,264)

Basic weighted-average common shares outstanding	121,910	118,357	121,909	116,568
Diluted weighted-average common shares outstanding	124,343	118,357	124,267	116,568
Basic net income (loss) per common share	$2.65	$(1.88)	$3.05	$(4.07)
Diluted net income (loss) per common share	$2.60	$(1.88)	$3.00	$(4.07)
Dividends per common share	$—	$—	$0.01	$0.01

(1) Non-cash stock-based compensation included in:
Exploration expense	$974	$812	$1,965	$2,096
General and administrative expense	3,505	3,144	6,788	7,597
Total non-cash stock-based compensation	$4,479	$3,956	$8,753	$9,693

(2) The net derivative loss line item consists of the following:
Derivative settlement loss	$240,598	$158,822	$408,781	$266,707
(Gain) loss on fair value changes	(136,362)	211,526	113,976	448,330
Total net derivative loss	$104,236	$370,348	$522,757	$715,037

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2022

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2021	121,862,248	$1,219	$1,840,228	$234,533	$(12,849)	$2,063,131
Net income	—	—	—	48,764	—	48,764
Other comprehensive income	—	—	—	—	182	182
Cash dividends declared, $0.01 per share	—	—	—	(1,218)	—	(1,218)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	1,929	—	(24)	—	—	(24)
Stock-based compensation expense	—	—	4,274	—	—	4,274
Balances, March 31, 2022	121,864,177	$1,219	$1,844,478	$282,079	$(12,667)	$2,115,109
Net income	—	—	—	323,485	—	323,485
Other comprehensive income	—	—	—	—	182	182
Issuance of common stock under Employee Stock Purchase Plan	65,634	1	1,644	—	—	1,645
Stock-based compensation expense	29,471	—	4,479	—	—	4,479
Balances, June 30, 2022	121,959,282	$1,220	$1,850,601	$605,564	$(12,485)	$2,444,900

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings (Deficit)
	Shares	Amount
Balances, December 31, 2020	114,742,304	$1,147	$1,827,914	$200,697	$(13,598)	$2,016,160
Net loss	—	—	—	(251,269)	—	(251,269)
Other comprehensive income	—	—	—	—	191	191
Cash dividends declared, $0.01 per share	—	—	—	(1,147)	—	(1,147)
Stock-based compensation expense	—	—	5,737	—	—	5,737
Balances, March 31, 2021	114,742,304	$1,147	$1,833,651	$(51,719)	$(13,407)	$1,769,672
Net loss	—	—	—	(222,995)	—	(222,995)
Other comprehensive income	—	—	—	—	592	592
Cash dividends, $0.01 per share	—	—	—	(31)	—	(31)
Issuance of common stock under Employee Stock Purchase Plan	252,665	3	1,312	—	—	1,315
Stock-based compensation expense	57,795	1	3,955	—	—	3,956
Issuance of common stock through cashless exercise of Warrants	5,918,089	59	(59)	—	—	—
Balances, June 30, 2021	120,970,853	$1,210	$1,838,859	$(274,745)	$(12,815)	$1,552,509

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2022

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$323,485	$(222,995)	$372,249	$(474,264)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	154,823	204,714	314,304	371,674
Impairment	4,389	8,750	5,389	17,500
Stock-based compensation expense	4,479	3,956	8,753	9,693
Net derivative loss	104,236	370,348	522,757	715,037
Derivative settlement loss	(240,598)	(158,822)	(408,781)	(266,707)
Amortization of debt discount and deferred financing costs	3,597	4,722	7,607	9,445
Loss on extinguishment of debt	67,226	2,144	67,605	2,144
Deferred income taxes	81,000	(162)	92,948	(214)
Other, net	11,718	1,215	11,578	(13,377)
Net change in working capital	28,214	82,529	(109,748)	31,092
Net cash provided by operating activities	542,569	296,399	884,661	402,023

Cash flows from investing activities:
Capital expenditures	(215,618)	(222,614)	(365,745)	(370,177)
Other, net	—	292	—	221
Net cash used in investing activities	(215,618)	(222,322)	(365,745)	(369,956)

Cash flows from financing activities:
Proceeds from revolving credit facility	—	504,000	—	944,000
Repayment of revolving credit facility	—	(586,500)	—	(984,500)
Net proceeds from Senior Notes	—	393,583	—	393,583
Cash paid to repurchase Senior Notes	(480,176)	(385,296)	(584,946)	(385,296)
Net proceeds from sale of common stock	1,645	1,315	1,645	1,315
Dividends paid	(1,218)	(1,178)	(1,218)	(1,178)
Other, net	—	(1)	(24)	(1)
Net cash used in financing activities	(479,749)	(74,077)	(584,543)	(32,077)

Net change in cash, cash equivalents, and restricted cash	(152,798)	—	(65,627)	(10)
Cash, cash equivalents, and restricted cash at beginning of period	419,887	—	332,716	10
Cash, cash equivalents, and restricted cash at end of period	$267,089	$—	$267,089	$—

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2022

Condensed Consolidated Statements of Cash Flows (Continued)
(in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Supplemental schedule of additional cash flow information:
Operating activities:
Cash paid for interest, net of capitalized interest	$(26,671)	$(21,415)	$(90,875)	$(74,864)
Investing activities:
Increase (decrease) in capital expenditure accruals and other	$22,153	$(8,422)	$37,780	$28,987

Other information:
Net cash paid for income taxes	$(10,452)	$(1,247)	$(10,502)	$(621)

DEFINITIONS OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY
To supplement the presentation of its financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain non-GAAP measures, which are used by management and the investment community to assess the Company’s financial condition, results of operations, and cash flows, as well as compare performance from period to period and across the Company’s peer group. The Company believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and compare investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. The Company believes that Adjusted EBITDAX provides useful information for internal analysis and for investors and analysts, as a performance and liquidity measure, to evaluate the Company’s ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to financial covenants under the Company’s Credit Agreement and New Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s 2021 Form 10-K and second quarter 2022 Form 10-Q for discussion of the Credit Agreement and New Credit Agreement and its covenants.
Adjusted net income (loss) and adjusted net income (loss) per diluted common share: Adjusted net income (loss) and adjusted net income (loss) per diluted common share excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters. The Company uses these measures to evaluate the comparability of the Company's ongoing operational results and trends and believes these measures provide useful information to investors for analysis of the Company's fundamental business on a recurring basis.
Net debt: Net debt is calculated as the total principal amount of outstanding senior secured notes and senior unsecured notes plus amounts drawn on the revolving credit facility less cash and cash equivalents (also referred to as total funded debt). The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company's capital structure and financial leverage.
Free cash flow: Free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before increase (decrease) in capital expenditure accruals and other. The Company uses this measure as representative of the cash from operations, in excess of capital expenditures that provides liquidity to fund non-discretionary obligations such as debt reduction, returning cash to shareholders or expanding the business.
•Forward-looking free cash flow: Guidance or projected measures are not reconciled to the most comparable GAAP measure because components of the GAAP calculation are inherently difficult to project. Specifically, the timing of cash receipts and disbursements could not be projected with accuracy.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above) for the trailing twelve-month period (also referred to as leverage ratio). A variation of this calculation is a financial covenant under the Company’s Credit Agreement. The Company and the investment community may use this measure in understanding the Company’s ability to service its debt and identify trends in its leverage position. The Company reconciles the two non-GAAP measure components of this calculation.

•Forward-looking Net-debt-to-Adjusted EBITDAX: Guidance or projected measures are not reconciled to the most comparable GAAP measure because components of the GAAP calculation are inherently difficult to project. Specifically, non-cash components of earnings such as derivative gains and losses, gains and losses on divestitures, gains and losses on extinguishment of debt and unknown future events could not be projected with accuracy.
Adjusted operating margin: Adjusted operating margin is calculated as oil, gas, and NGL production revenues (before the effects of commodity derivative settlements), less operating expenses (specifically, LOE, transportation, production taxes, ad valorem taxes, and G&A). This calculation, when shown before the effect of derivative settlements, excludes derivative settlements, exploration expense, and DD&A and is reflected on a per BOE basis using net equivalent production for the period represented. This measure includes non-cash items in G&A, specifically stock compensation expense. The Company believes this metric provides management and the investment community with an understanding of the Company's recurring operating margin before DD&A, which is helpful to compare period-to-period and across peers.
Post-hedge: Post-hedge is calculated as the average realized price after the effects of commodity derivative settlements. The Company believes this metric is useful to management and the investment community to understand the impacts of commodity derivative settlements on average price realized.
Reinvestment rate: Reinvestment rate is calculated as capital expenditures before increase (decrease) in capital expenditure accruals and other divided by net cash provided by operating activities before net change in working capital. The Company believes this metric is useful to management and the investment community to understand the Company’s ability to generate sustainable profitability and may be used to compare over periods of time across industry peers.
•Forward-looking Reinvestment rate: Guidance or projected measures are not reconciled to the most comparable GAAP measure because components of the GAAP calculation are inherently difficult to project. Specifically, changes to current assets and liabilities, the timing of change in capital accruals, and unknown future events. The inability to project certain components of the calculation would significantly affect the accuracy of a reconciliation.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2022

Production Data
	For the Three Months Ended			Percent Change Between		For the Six Months Ended		Percent Change Between Periods
	June 30,	March 31,	June 30,	2Q22 & 1Q22	2Q22 & 2Q21	June 30,	June 30,
	2022	2022	2021			2022	2021
Realized sales price (before the effect of derivative settlements):
Oil (per Bbl)	$108.64	$94.03	$65.34	16%	66%	$101.15	$61.30	65%
Gas (per Mcf)	$7.66	$5.42	$3.34	41%	129%	$6.54	$3.71	76%
NGLs (per Bbl)	$42.08	$38.56	$28.41	9%	48%	$40.25	$27.77	45%
Equivalent (per Boe)	$74.23	$62.25	$45.28	19%	64%	$68.14	$43.87	55%
Realized sales price (including the effect of derivative settlements):
Oil (per Bbl)	$79.45	$74.03	$45.23	7%	76%	$76.67	$45.55	68%
Gas (per Mcf)	$5.96	$4.56	$2.87	31%	108%	$5.26	$2.61	102%
NGLs (per Bbl)	$37.96	$32.89	$19.19	15%	98%	$35.32	$17.86	98%
Equivalent (per Boe)	$56.20	$50.06	$32.50	12%	73%	$53.08	$32.00	66%
Net production volumes: (1)
Oil (MMBbl)	6.1	6.5	6.7	(5)%	(8)%	12.6	12.1	4%
Gas (Bcf)	31.5	31.4	26.5	1%	19%	62.9	48.0	31%
NGLs (MMBbl)	1.9	2.1	1.3	(8)%	46%	4.1	2.4	72%
Equivalent (MMBoe)	13.3	13.8	12.4	(3)%	7%	27.1	22.5	21%
Average net daily production: (1)
Oil (MBbls per day)	67.5	71.8	73.4	(6)%	(8)%	69.6	66.9	4%
Gas (MMcf per day)	346.3	348.4	290.9	(1)%	19%	347.4	265.3	31%
NGLs (MBbls per day)	21.4	23.4	14.6	(9)%	46%	22.4	13.1	72%
Equivalent (MBoe per day)	146.6	153.3	136.5	(4)%	7%	149.9	124.2	21%
Per Boe data:
Realized price (before the effect of derivative settlements)	$74.23	$62.25	$45.28	19%	64%	$68.14	$43.87	55%
Lease operating expense	5.11	4.25	4.62	20%	11%	4.67	4.63	1%
Transportation costs	2.87	2.74	3.01	5%	(5)%	2.80	2.98	(6)%
Production taxes	3.75	2.93	2.03	28%	85%	3.33	1.99	67%
Ad valorem tax expense	0.69	0.58	0.45	19%	53%	0.63	0.48	31%
General and administrative (2)	2.12	1.81	1.98	17%	7%	1.96	2.20	(11)%
Adjusted operating margin (before the effect of derivative settlements) (1)(3)	$59.70	$49.94	$33.20	20%	80%	$54.74	$31.59	73%
Derivative settlement loss	(18.03)	(12.19)	(12.78)	(48)%	41%	(15.06)	(11.87)	(27)%
Adjusted operating margin (including the effect of derivative settlements) (3)	$41.67	$37.75	$20.42	10%	104%	$39.68	$19.73	101%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$11.60	$11.56	$16.48	—%	(30)%	$11.58	$16.54	(30)%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.26, $0.24, and $0.25 for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively, and $0.25 and $0.34 for the six months ended June 30, 2022, and 2021, respectively.

(3) See "Definitions of non-GAAP Measures as Calculated by the Company" above.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2022

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP)	For the Three Months Ended June 30,		For the Six Months Ended June 30,		Trailing Twelve Months at June 30,
	2022	2021	2022	2021	2022
Net income (loss) (GAAP)	$323,485	$(222,995)	$372,249	$(474,264)	$882,742
Interest expense	35,496	39,536	74,883	79,407	155,829
Income tax expense (benefit)	86,711	(162)	99,572	(56)	109,566
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	154,823	204,714	314,304	371,674	717,016
Exploration (2)	19,894	7,902	27,949	15,941	47,354
Impairment	4,389	8,750	5,389	17,500	22,889
Stock-based compensation expense	4,479	3,956	8,753	9,693	17,879
Net derivative loss	104,236	370,348	522,757	715,037	709,379
Derivative settlement loss	(240,598)	(158,822)	(408,781)	(266,707)	(891,032)
Loss on extinguishment of debt	67,226	2,144	67,605	2,144	67,600
Other, net	(426)	1,512	(401)	1,502	(1,396)
Adjusted EBITDAX (non-GAAP)	$559,715	$256,883	$1,084,279	$471,871	$1,837,826
Interest expense	(35,496)	(39,536)	(74,883)	(79,407)	(155,829)
Income tax (expense) benefit	(86,711)	162	(99,572)	56	(109,566)
Exploration (2)(3)	(7,911)	(7,902)	(15,966)	(15,941)	(35,371)
Amortization of debt discount and deferred financing costs	3,597	4,722	7,607	9,445	15,437
Deferred income taxes	81,000	(162)	92,948	(214)	102,727
Other, net	161	(297)	(4)	(14,879)	10,615
Net change in working capital	28,214	82,529	(109,748)	31,092	(23,429)
Net cash provided by operating activities (GAAP)	$542,569	$296,399	$884,661	$402,023	$1,642,410

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the accompanying unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

(3) Amount is net of certain capital expenditures related to unsuccessful exploration efforts outside of our core areas of operations.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2022

Adjusted Net Income (Loss) Reconciliation (1)
(in thousands, except per share data)

Reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP):	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) (GAAP)	$323,485	$(222,995)	$372,249	$(474,264)
Net derivative loss	104,236	370,348	522,757	715,037
Derivative settlement loss	(240,598)	(158,822)	(408,781)	(266,707)
Impairment	4,389	8,750	5,389	17,500
Loss on extinguishment of debt	67,226	2,144	67,605	2,144
Other, net	69	1,566	133	1,583
Tax effect of adjustments (2)	14,035	(48,605)	(40,601)	(101,894)
Valuation allowance on deferred tax assets	—	48,605	—	101,894
Adjusted net income (loss) (non-GAAP)	$272,842	$991	$518,751	$(4,707)

Diluted net income (loss) per common share (GAAP)	$2.60	$(1.88)	$3.00	$(4.07)
Net derivative loss	0.84	3.13	4.21	6.13
Derivative settlement loss	(1.93)	(1.34)	(3.29)	(2.29)
Impairment	0.04	0.07	0.04	0.15
Loss on extinguishment of debt	0.54	0.02	0.54	0.02
Other, net	(0.01)	0.01	—	0.02
Tax effect of adjustments (2)	0.11	(0.41)	(0.33)	(0.87)
Valuation allowance on deferred tax assets	—	0.41	—	0.87
Adjusted net income (loss) per diluted common share (non-GAAP)	$2.19	$0.01	$4.17	$(0.04)

Basic weighted-average common shares outstanding	121,910	118,357	121,909	116,568
Diluted weighted-average common shares outstanding	124,343	118,357	124,267	116,568

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) The tax effect of adjustments for each of the three and six months ended June 30, 2022, and 2021, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
June 30, 2022

Adjusted Operating Margin Reconciliation (1)

Reconciliation of oil, gas, and NGL production revenue (GAAP) and income (loss) from operations (GAAP) to adjusted operating margin (non-GAAP):	For the Three Months Ended June 30,
	2022		2021
	(in thousands)	($/Boe)	(in thousands)	($/Boe)
Oil, gas, and NGL production revenue (GAAP)	$990,377	$74.23	$562,569	$45.28
Operating expenses:
Lease operating expenses	68,138	5.11	57,376	4.62
Transportation costs	38,258	2.87	37,351	3.01
Production taxes	50,031	3.75	25,170	2.03
Ad valorem tax expense	9,166	0.69	5,559	0.45
General and administrative (2)	28,291	2.12	24,639	1.98
Adjusted operating margin (before the effect of derivative settlements) (non-GAAP)	$796,493	$59.70	$412,474	$33.20
Derivative settlement loss	(240,598)	(18.03)	(158,822)	(12.78)
Adjusted operating margin (including the effect of derivative settlements) (non-GAAP)	$555,895	$41.67	$253,652	$20.42

Add: Other operating income	1,725	0.12	1,280	0.10
Derivative settlement loss	240,598	18.03	158,822	12.78
Less: Operating expenses
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	154,823	11.60	204,714	16.48
Exploration	20,868	1.56	8,714	0.70
Impairment	4,389	0.33	8,750	0.70
Net derivative loss	104,236	7.81	370,348	29.81
Other operating expense, net	1,096	0.08	1,852	0.15
Income (loss) from operations (GAAP)	$512,806	$38.44	$(180,624)	$(14.54)

Net equivalent production volumes (MBOE)	13,342		12,423

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Includes non-cash stock-based compensation expense per Boe of $0.26 and $0.25 for the three months ended June 30, 2022, and 2021, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
June 30, 2022

Adjusted Operating Margin Reconciliation (1)

Reconciliation of oil, gas, and NGL production revenue (GAAP) and income (loss) from operations (GAAP) to adjusted operating margin (non-GAAP):	For the Six Months Ended June 30,
	2022		2021
	(in thousands)	($/Boe)	(in thousands)	($/Boe)
Oil, gas, and NGL production revenue (GAAP)	$1,849,098	$68.14	$985,734	$43.87
Operating expenses:
Lease operating expenses	126,701	4.67	104,034	4.63
Transportation costs	75,994	2.80	66,912	2.98
Production taxes	90,445	3.33	44,668	1.99
Ad valorem tax expense	17,144	0.63	10,772	0.48
General and administrative (2)	53,287	1.96	49,353	2.20
Adjusted operating margin (before the effect of derivative settlements) (non-GAAP)	$1,485,527	$54.74	$709,995	$31.59
Derivative settlement loss	(408,781)	(15.06)	(266,707)	(11.87)
Adjusted operating margin (including the effect of derivative settlements) (non-GAAP)	$1,076,746	$39.68	$443,288	$19.73

Add: Other operating income	2,780	0.10	21,961	0.99
Derivative settlement loss	408,781	15.06	266,707	11.87
Less: Operating expenses
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	314,304	11.58	371,674	16.54
Exploration	29,914	1.10	18,037	0.80
Impairment	5,389	0.20	17,500	0.78
Net derivative loss	522,757	19.26	715,037	31.82
Other operating expense, net	1,401	0.05	1,253	0.06
Income (loss) from operations (GAAP)	$614,542	$22.65	$(391,545)	$(17.42)

Net production volumes equivalent (MMBOE)	27,136		22,472

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Includes non-cash stock-based compensation expense per Boe of $0.25 and $0.34 for the six months ended June 30, 2022, and 2021, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2022

Reconciliation of Total Principal Amount of Debt to Net Debt (1)
(in thousands)
As of June 30, 2022
Principal amount of Senior Unsecured Notes (2)	$1,585,144
Revolving credit facility (2)	—
Total principal amount of debt (GAAP)	1,585,144
Less: Cash and cash equivalents	267,089
Net Debt (non-GAAP)	$1,318,055

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Amounts are from Note 5 - Long-term Debt in Part I, Item I of the Company's Form 10-Q for the six months ended June 30, 2022.

Free Cash Flow (1)
(in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities (GAAP)	$542,569	$296,399	$884,661	$402,023
Net change in working capital	(28,214)	(82,529)	109,748	(31,092)
Cash flow from operations before net change in working capital	514,355	213,870	994,409	370,931

Capital expenditures (GAAP)	215,618	222,614	365,745	370,177
Increase (decrease) in capital expenditure accruals and other	22,153	(8,422)	37,780	28,987
Capital expenditures before accruals and other	237,771	214,192	403,525	399,164

Free cash flow (non-GAAP)	$276,584	$(322)	$590,884	$(28,233)

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.